EXHIBIT 25

                                                                Exhibit 25



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                               ----------------

                        BANK ONE, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

    A National Banking Association                       36-0899825
                                                         (I.R.S. employer
                                                         identification number)

1 Bank One Plaza, Chicago, Illinois                   60670-0120
(Address of principal executive offices)              (Zip Code)


                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0120
                         Chicago, Illinois 60670-0120
                            Attn: Steven M. Wagner,
              Law, Compliance and Government Relations Department
                                (312) 732-3163
           (Name, address and telephone number of agent for service)

                            ----------------------
                    HOUSEHOLD HOME EQUITY LOAN TRUST 2002-3
              (Exact name of obligor as specified in its charter)


         Delaware                                   Pending
   (State or other jurisdiction of                  (I.R.S. employer
   incorporation or organization)                   identification number)

c/o The Bank of New York, as Owner Trustee
101 Barclay Street - 8W
New York, New York                                             10286
 (Address of principal executive offices)                    (Zip Code)

                           HFC REVOLVING CORPORATION
       (Exact name of sponsor of the obligor as specified in its charter)

         Delaware                                         36-3955292
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)


2700 Sanders Road
Prospect Heights, Illinois                                     60070
(Address of Principal Executive Offices)                       (Zip Code)



                     Household Home Equity Loan Trust 2002-3
          Closed-End Home Equity Loan Asset Backed Notes, Series 2002-3
                        (Title of Indenture Securities)


Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 15th day of August, 2002.


                             Bank One, National Association,
                             Trustee

                            By  /s/ Steven M. Wagner
                               -----------------------------
                               Steven M. Wagner
                               First Vice President


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                               August 15, 2002


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

                In connection with the qualification of an indenture between Household Home Equity Loan Trust 2002-3 and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                               Very truly yours,

                               Bank One, National Association

                                  By  /s/ Steven M. Wagner
                                      ------------------------------------
                                      Steven M. Wagner
                                      First Vice President

                                  EXHIBIT 7

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


Legal Title of Bank:         Bank One, N.A.          Call Date: 3/31/02
Address:                     1 Bank One Plaza                                  Cert #:  03618      Page RC-1
City, State  Zip:            Chicago, IL 60670



Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet



                                                                                           Dollar Amounts in thousands        C300
                                                                                                                              ----
                                                                                           RCON             BIL MIL THOU
                                                                                           ----             ------------
ASSETS
1.       Cash and balances due from depository institutions (from Schedule                  RCON
         RC-A):                                                                             ----
         a. Noninterest-bearing balances and currency and coin(1) ...............           0081              8,993,000       1.a
         b. Interest-bearing balances(2).........................................           0071              1,511,000       1.b
2.       Securities
         a. Held-to-maturity securities(from Schedule RC-B, column A)                       1754                      0       2.a
         b. Available-for-sale securities (from Schedule RC-B, column D).........           1773             34,349,000       2.b
3.       Federal funds sold and securities purchased under agreements to resell
         a. Federal Funds Sold...................................................           B987              9,431,000
         b. Securities Purchased under agreements to resell......................           B989                821,000
4.       Loans and lease financing receivables:    (from Schedule RC-C):                    RCON
                                                                                            ----
         a. Loans and leases held for sale.......................................           5369              1,485,000       4.a
         b. Loans and leases, net of unearned income......                                  B528             88,703,000       4.b
         c. LESS: Allowance for loan and lease losses.....                                  3123              2,182,000       4.c
         d. Loans and leases, net of unearned income and allowance
            (item 4.b minus 4.c).................................................           B529             86,521,000       4.d
5.       Trading assets (from Schedule RC-D).....................................           3545              3,402,000       5.
6.       Premises and fixed assets (including capitalized leases)                           2145                844,000       6.
7.       Other real estate owned (from Schedule RC-M)............................           2150                 28,000       7.
8.       Investments in unconsolidated subsidiaries and associated
         companies (from Schedule RC-M)..........................................           2130                187,000       8.
9.       Customers' liability to this bank on acceptances outstanding                       2155                181,000       9.
10.      Intangible assets.......................................................
         a.  Goodwill............................................................           3163                449,000      10.a
         b.  Other intangible assets (from Schedule RC-M)........................           0426                  2,000      10.b
11.      Other assets (from Schedule RC-F).......................................           2160              9,564,000      11.
12.      Total assets (sum of items 1 through 11)................................           2170            157,788,000      12.


-----------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.
(3)   Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.




Legal Title of Bank:                Bank One, N.A.            Call Date:  3/31/02
Address:                            1 Bank One Plaza                                    Cert #"  03618   Page RC-2
City, State  Zip:                   Chicago, IL 60670

Schedule RC-Continued


                                                                                                Dollar Amounts in
                                                                                                    Thousands
                                                                                                    ---------
LIABILITIES
13.      Deposits:                                                                          RCON
         a. In domestic offices (sum of totals of columns A and C                           ----
            from Schedule RC-E) .................................................           2200             73,780,000      13.a
            (1) Noninterest-bearing(1)...........................................           6631             27,715,000      13.a1
            (2) Interest-bearing.................................................           6636             46,065,000      13.a2
         b. Not applicable
14.      Federal funds purchased and securities sold under agreements                       RCFN
         to repurchase                                                                      ----
         a. Federal funds purchased (2)..........................................           B993              5,852,000      14.a
         b. Securities sold under agreements to repurchase (3)...................           RCFD
                                                                                            ----
                                                                                            B995              8,178,000      14.b
5.       Trading Liabilities(from Schedule RC-D).................................           3548              2,443,000      15.
16.      Other borrowed money (includes mortgage indebtedness and
         obligations under capitalized leases) (from Schedule RC-M)..............           3190             18,129,000      16.
17.      Not applicable
18.      Bank's liability on acceptances executed and outstanding                           2920                181,000      18.
19.      Subordinated notes and debentures (2)...................................           3200              3,347,000      19.
20.      Other liabilities (from Schedule RC-G)..................................           2930             10,287,000      20.
21.      Total liabilities (sum of items 13 through 20)..........................           2948            146,141,000      21.
22.      Minority interest in consolidated subsidiaries..........................           3000                 58,000      22.
EQUITY CAPITAL
23.      Perpetual preferred stock and related surplus...........................           3838                      0      23.
24.      Common stock............................................................           3230                201,000      24.
25.      Surplus (exclude all surplus related to preferred stock)                           3839              6,661,000      25.
26.      a. Retained earnings....................................................           3632              4,487,000      26.a
         b. Accumulated other comprehensive income (3)...........................           B530                (50,000)     26.b
27.      Other equity capital components (4).....................................           A130                      0      27.
28.      Total equity capital (sum of items 23 through 27)                                  3210             11,299,000      28.
29.      Total liabilities, minority interest, and equity
         capital (sum of items 21, 22, and 28)...................................           3300            157,768,000      29.




Memorandum
To be reported only with the March Report of Condition                                      -----------------------
1.  Indicate  in the box at the right the number of the statement below that best           RCON       Number        Number
    describes the most comprehensive level of auditing work performed for the               ------------------------ M.I.
    bank by independent external auditors as of any date during 2000 ............           6724          2
                                                                                            ------------------------
1 =  Independent audit of the bank conducted in accordance           5=  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 =  Independent audit of the bank's parent holding company          6=  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which           7=  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                                8=  Other audit procedures (excluding tax preparation work)
3 =  Attestation on bank management's asseertion on the              9=  No external audit work
     effectiveness of internal control over financial reporting by a certified public accounting firm.
4 =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
     public accounting firm (may be required by state
     chartering authority)



---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.
